Exhibit 10

          EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") dated as of August 15, 1996 by and between Joseph A. Calabro, residing at 919 Upland Drive, Elmira, New York 14905 (the "Executive") and Artistic Greetings Incorporated, a Delaware corporation with a business address of One Komer Center, P.O. Box 1999, Elmira, New York 14902 (the "Company").

          I. WHEREAS, the Executive served as the Senior Vice President of Manufacturing of the Company under an employment agreement dated January 1, 1996 since such date (the "Prior Employment Agreement");

          II. WHEREAS, the Company desires to memorialize the retention of the full-time services of the Executive hereby and cancel the Prior Employment Agreement, and the Executive is willing to cancel such agreement and to accept full-time employment for a period of three (3) years subsequent to the date of execution of this Agreement (the "Execution Date");

          III. WHEREAS, the Company is seeking to address the following issues in connection with the Executive's employment with, and services to, the Company:

          1. The Company's desire to compensate the Executive at a level sufficient to induce the Executive to continue his efforts toward the advancement of the Company's business; and

          2. The Company's desire to provide for and fund a non-competition agreement with the Executive to ensure the protection of its investment in the advancement of its business under the management of the Executive.

          IV. WHEREAS, the Company desires and agrees, in consideration of the objectives described above, to employ the Executive on the terms and conditions set forth herein; and

          V. WHEREAS, the Executive is desirous and willing to accept employment with the Company on the terms and conditions expressed herein.

          NOW, THEREFORE, the Executive and the Company hereby enter into this
Agreement   on  the  terms  and  conditions  hereinafter  set  forth  (certain capitalized terms used herein shall be defined in Section 9 hereof).

          1. EMPLOYMENT AND DUTIES. The Executive shall serve as the Chief Executive Officer and President of the Company (the "Duties"). The Executive shall devote his customary working time to the business of the Company and shall perform the Duties in a diligent, effective and loyal manner.

          2.    COMPENSATION.   The  Executive shall  be  compensated  by  the
Company (the "Compensation") for the services to be rendered by him pursuant to this Agreement in the following manner:

          a. A base salary of Two Hundred Thousand Dollars ($200,000) per calendar year (the "Yearly Salary"), which shall be (i) paid each week beginning on the Execution Date; and (ii) reviewed by the Company on an annual basis with increases of such Yearly Salary granted to the Executive in the sole discretion of the Company based upon, among other things, the Executive's performance of his Duties during the prior period.

          b. A percentage of (i) 100% of a Share Unit (as hereinafter defined) calculated from January 1, 1996 to August 31, 1996 and (ii) 150% of a Share Unit calculated from September 1, 1996 and thereafter. A Share Unit is equal to the sum of 1/4 % of the Net Operating Income (as hereinafter defined) of the prior year (if Net Operating Income is negative, such number equals zero) plus 1 1/2 % of the increase in Net Operating Income of the current year over the prior year (a "Share Unit"). Net Operating Income is equal to Net Income before (i) interest and investment income (expense), (ii) taxes, (iii) bonuses and (iv) extraordinary items. The amount of the Executive's percentage Share Unit shall be reviewed by the Company on an annual basis with increases of such Share Unit granted to the Executive in the sole discretion of the Company based upon, among other things, the Executive's performance of his Duties during the prior period. Bonuses shall be paid no later than March 15th of the following year. Should the Executive be Terminated for Cause, no bonus for the year in which the Termination occurs will be due or payable.

        3. BENEFITS. During the Term of this Agreement, and thereafter as may be specifically provided herein, the Executive shall be entitled to receive the following benefits (collectively, the "Benefits"):

          a. Four (4) weeks of paid vacation per calendar year, or such greater period as may be approved from time to time by the Board of Directors of the Company;

          b. Health insurance (Company pays 75% and Executive pays 25% of the plan options selected);

          c.    Long-term disability insurance (Company pays 100%);

          d.    Life insurance equal to one year's base earnings; and

          e. Contribution (profit) sharing as a full participant in the Company's 401K Profit Sharing Plan under the conditions outlined in the Company's plan manual entitled "Savings Plan;" and

          f. Reimbursement for all expenses incurred by the Executive for dues and/or membership fees incurred by the Executive for any local social or health club.

          4. OTHER COMPENSATION. Upon the Execution date the Executive shall be entitled to the following other compensation (the "Other Compensation"): The issuance of options to purchase 25,000 shares of the Company's common stock (each a "Stock Option"). The Board has established the value of each Stock Option at $3.93, which is the closing price of the Company's common stock traded on the NASDAQ-NMS on August 14, 1996.

        5.   TERM.   This  Agreement  shall be effective for a period of three
years from the Execution Date (the "Term").

        6.   TERMINATION OF EMPLOYMENT.   "Termination" shall mean termination
of the Executive's employment with the Company prior to the end of the Term, as of a date specified in a Termination Notice delivered by either:

          a. (i) The Company, for any reason other than the Executive's death, disability or for Cause or (ii) the Executive for Good Reason, in either event, the Company shall (A) make Payment (any amount due under this Section 6 is referred to as a "Payment") to the Executive, within thirty (30) days of such Termination, of an amount equal to the product of (x) one-twelfth of Yearly Salary and (y) the greater of (I) the remaining number of calendar months of the Term of this Agreement or (II) eighteen months; (B) cause any outstanding Stock Options held by the Executive to automatically vest as of the date of the Termination Notice; and (C) make Payment to the Executive, within thirty (30) days of such Termination, an amount equal to the Executive's pro rata share of the Executive's bonus (as determined in accordance with Section 2(b) hereof) up through the last day of the calendar month immediately prior to the date of the Termination Notice.

          b. (i) The Executive in resignation at any time without Good Reason or (ii) the Company for Cause, and in either event, the Company shall continue to pay to the Executive the Compensation and Benefits provided for under this Agreement only until the effective date of such Termination;

          c. The Executive as a result of disability prior to the expiration of the Term of this Agreement, in which event, the Executive shall receive the Compensation and Benefits for the remainder of the Term of this agreement; and

          d. The Executive in the event of an Acquisition of Control and if Executive is not retained pursuant to an employment agreement under
     Section 9(d)(i), the Company shall pay to the Executive the Compensation and Benefits, within thirty (30) days of such Acquisition of Control in a lump-sum amount equal to the amount due therefore, including such Benefits as are described in sections 6(a)(ii)(B) and 6(a)(ii)(C).

             In the Event of the Executive's death prior to the expiration of the Term of this Agreement, the Company shall make a lump-sum payment to the Executive's estate within thirty (30) days of such death in the amount of the present value (applicable present value interest factor shall be the Federal Rate described in Section 1274 of the Internal Revenue Code, hereinafter referred to as the "Code") of the Compensation and Benefits for the remainder of the Term of this Agreement.

             Any calculation of an amount of Compensation and Benefits to be paid under this Section 6 shall be made using a rate of Compensation and Benefits that was applicable immediately prior to the death of the Executive or prior to the date of any Termination Notice hereunder.

        7. LIMITATION ON CERTAIN PAYMENTS. Notwithstanding anything to the contrary contained herein, if any of the Payments provided for in this Agreement, together with any other payments of Compensation which the Executive receives from the Company, would constitute a "Parachute Payment" (as defined in Section 280G(b)(2) of the Code), the Payments pursuant to this Agreement shall be reduced to the largest amounts as will result in no portion of such Payments being subject to the excise tax imposed in Section 4999 of the Code; provided however, that the Executive and the Company shall mutually agree to the amount of such Payments as otherwise would be paid but for the foregoing limitation of this Section 6, in equal installments such that the present value (applicable present value discount rate shall be in accordance with Section 280G(d)(4) of the Code) of such installments will result in no portion of such Payments to be treated as Parachute Payments under the Code. The first such installment shall be payable when such amount would otherwise have been payable; provided further, however, that the Executive and the Company shall mutually agree to the allocation of any reductions required by this Section 7.

        8. COVENANT NOT TO COMPETE. The Executive hereby covenants and agrees that, during the period of five (5) years from the Execution Date (the duration of such Noncompete Period being subject to the penultimate paragraph of this Section 8 (the "Noncompete Period")), the Executive will not:

          a. For himself or on behalf of any other person, firm, partnership or corporation, call upon any customer of the Company for the purpose of soliciting or providing to such customer any products or services which are the same as or similar to those provided to customers by the Company. For purposes of this Agreement, "customers of the Company" shall include, but not be limited to, all customers acquired by the Company, or contacted or solicited by the Executive during his employment with the Company;

          b. For himself or on behalf of any other person, firm, partnership or corporation, directly or indirectly seek to persuade any director, officer or employee of the Company to discontinue that individual's status or employment with the Company in order to become employed in any activity similar to or competitive with the business of the Company, nor will the Executive solicit or retain any such person for such purpose; and

          c. Directly or indirectly, alone or as an employee, independent contractor of any type, partner, officer, director, creditor, substantial (i.e., 5% or greater) stockholder or holder of any option or right to become a substantial stockholder in any entity or organization, engage within the United States of America in any business pertaining to the sale, distribution, manufacture, marketing, production or provision of products or services similar to or in competition with any products or services produced, designed, manufactured, sold, distributed or rendered, as the case may be, by the Company.

        The parties agree that the Compensation provided for in Section 2 hereof, shall constitute fair and adequate consideration not only for the Executive's services to be performed during the Term, but also for his agreement under this Section 8 for the duration of the Noncompete Period.

        The provisions of this Section 8 shall survive any Termination. If any of the restrictions on competitive activities contained in this Section 8 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions hall be construed so as to thereafter be limited or reduced to be enforceable to the extent compatible with applicable law as it shall then exist; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights and expectations.

        9.   CERTAIN  DEFINITIONS.   The  following   terms   shall  have  the
following respective meanings when utilized in this Agreement:

          a.    "Acquisition of Control" shall mean:

                (i) upon the sale or other disposition to a person, entity or "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (other than the Executive or a group which includes the Executive), of shares of the Company having 45% or more of the total number of votes that may be cast for the election of Directors of the Company; and

                (ii) stockholder approval of a transaction for the acquisition of the Company, or substantially all of its assets, by another entity or through a merger reorganization, consolidation or other business combination to which the Company is a party.

          b. "Cause" shall mean any action by the Executive which is reasonably believed by the Company to constitute: (i) fraud; (ii) embezzlement or misappropriation; (iii) felony; (iv) moral turpitude; or
     (v) willful or bad faith conduct materially injurious to the Company, other than as a result of the Executive's death or disability.

          c. "Disability" shall mean any physical or mental incapacity, illness or injury that renders the Executive unable to provide full-time services to the Company as contemplated by this Agreement for more than three consecutive calendar months.

          d.    "Good Reason" shall mean:

                (i) an Acquisition of Control of the Company and if an employment agreement, reasonably satisfactory to the Executive, for the continuation of the employment of the Executive is not executed;

                (ii) any action by the Company which reduces or limits the Executive's authority to act as Chief Executive Officer; and

                (iii) The Company's failure to perform in a timely manner its material obligations under this Agreement, a reduction in the amount of the Executive's base Compensation or Benefits or the breach by the Company of any other provision of this Agreement.

          e.    "Termination Notice" shall mean a written notice which:

                (i) may be given by either the Company or the Executive for any of the reasons set forth in Section 6 hereof;

                (ii) sets forth the specific provision of this Agreement relied upon by the Company for the Termination the Executive's employment or by the Executive to resign from such employment;

                (iii)    sets  forth  in  reasonable  detail  the  facts   and
     circumstances claimed to provide the basis for the Termination of the Executive's employment; and

                (iv) sets forth a Termination Date (which shall not be less than 30 days or more than 60 days following the delivery of a Termination Notice).

        10. NOTICES. Any notice required or desired to be given hereunder relating to this Agreement shall be effective if in writing and delivered personally or by certified mail, postage prepaid, return receipt requested to a party at the address for such party previously set forth in this Agreement or to such other address as a party may specify by written notice to the other party similarly given.

        11. BENEFIT. This Agreement and the rights and obligations contained herein shall be binding upon and inure to the benefit of the Company, its successors and assigns, and upon the Executive, his legal representatives, heirs and distributees.

        12. WAIVER. The waiver of any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

          13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and may not be altered or amended except by an instrument in writing signed by all parties hereto. The Prior Employment Agreement is hereby cancelled, and is expressly and mutually revoked by the parties, it having no further force or effect. In the event of any conflict between this Agreement and the terms of any of the Company's employment policies, manuals, or other statements regarding employment generally, now existing or hereafter promulgated, the terms of this Agreement shall control.

        14. PARTIAL INVALIDITY. The invalidity or enforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        15. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

        16. HEADINGS. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Execution Date.


                                 ARTISTIC GREETINGS INCORPORATED



                              By: /s/ Stuart Komer
                                 Name: Stuart Komer
                                 Title: Chairman of the Board of Directors



                              By: /s/ Joseph A. Calabro
                                 Name: Joseph A. Calabro
                                 Title: Chief Executive Officer and President